Exhibit 99.1

Enumeral Corporate Overview January 2017 OTCQB: ENUM Contact: Wael Fayad Chairman, President, and CEO 200 CambridgePark Drive Cambridge, MA 02140 wael@enumeral.com O: 617 - 500 - 1613

Forward Looking Statements This presentation contains forward - looking statements that are based on the company’s current expectations, assumptions, estimates and projections about the company and the pharmaceutical industry . The company makes no representations about the accuracy of such statements estimates or projections . Forward - looking statements are indicated by words such as : may, will, should, predict, continue, plan, expect, anticipate, estimate, intend, believe, could, goal objectives and similar expressions . Forward - looking statements may include, but are not limited to, statements concerning the company’s anticipated performance, including revenue and profit expectations ; development and implementation of our collaborations ; duration ; size ; scope and revenue associated with collaboration partnerships ; benefits provided to collaboration partners by our technology ; business mix ; revenues and growth in our partner base ; market opportunities ; competing technologies, industry conditions and trends ; and regulatory developments . Actual results may differ materially from the anticipated results due to substantial risks and uncertainties related to the company and the biopharmaceutical industry in which the company operates . 2 OTCQB: ENUM

Overview

Enumeral is an **early stage biotechnology company** utilizing a **proprietary platform** to transform biological complexity into powerful therapeutics in cancer, auto-immune, and other diseases

Market & Capitalization Summary*	
Ticker (OTCQB)	ENUM
Price (1/3/2017)	$0.15
52 Week Range	$0.125 - $0.294
Average Daily Trading (over last 3 months)	~50,500
Common Shares Outstanding	~128.3M**
Cash & Cash Equivalents (9/30/2016)	~1.9M***

** As of market close on January 3, 2017, unless otherwise noted.*
***Reflects results of Q4 2016 Warrant Tender. Does not include approximately 22.8M outstanding warrants and approximately 7.9M outstanding options to purchase shares of common stock. Outstanding warrants do not contain anti-dilution protection provisions.*
****Does not include approximately $3.4M in gross proceeds (excluding commissions and fees) from Q4 2016 Warrant Tender.*

OTCQB: ENUM

ENUMERAL

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A turnaround story poised for recovery The Past o Public trading on OTCQB through reverse merger in July 2014 o Raised $21.5 million in gross proceeds through sale of common stock plus warrants with anti - dilution protection o Unfocused growth strategy 4 Today o New management team in place with intense focus and deep experience o Focused growth strategy with near term catalysts o Q4 2016 Warrant Tender – Raised $3.4 million in gross proceeds – Participation from all Directors and Officers – Removed anti - dilution protection provisions OTCQB: ENUM

Proprietary single cell ‘ microengraving ’ technology reveals novel and valuable disease insights 5 Inventor of the technology Chris Love Associate Professor of Chemical Engineering at the Koch Institute for Integrative Cancer Research at MIT OTCQB: ENUM

Proprietary, functionalized microwell chip 6 OTCQB: ENUM

Integrated system yields diverse types of data from one sample, at the single cell resolution 7 Isolate Rapid isolation of complex mixtures into single cells • Several chips per sample, 84,000 wells per chip, ~1 cell per well • Starting sample can be blood, tissue or cultured cells, or a mixture • Small sample size (1,000 cells) and high yield (70 - 80%) maximizes utility of precious tissue Identify Single cells are rapidly characterized by pre - determined parameters • Secreted factors • Phenotype • Morphology Analyze Cells of interest can be selected for further analysis or culturing • Cells remain alive and can be selected for further analysis • Single cell DNA/RNA sequencing • Clonal expansion/differentiation in cell culture Learn & discover • New biological insights • Ultra rare cell populations • Diseased vs. normal tissue • Develop biological hypotheses • Test biological hypotheses • Select & monitor patients • Inter - patient variability • Single cell resolutions • Rare B - cells OTCQB: ENUM

Understanding disease at the single cell level facilitates precision medicine 8 Single cell analysis reveals new disease insights New disease insights translate into better therapeutics OTCQB: ENUM

Platform technology is automated and validated 9 Industrialized, automated & validated (2011 - 16) OTCQB: ENUM

Types of questions platform can address 10 “Can you help us understand why patients don’t respond to our drug?” “How do tumors develop resistance to our therapy?” “Can you isolate the B cells that are making the antibodies that are protecting the patient from disease?” “I’m interested in tumor - associated macrophages and tumor infiltrating lymphocytes. Can you help us isolate them?” “How does Crohn’s disease tissue differ from normal tissue?” “Can you help us understand the cellular microenvironment in fibrosis?” “What percentage of cells in a tumor are expressing our target?” “Can you help us find new i/o targets in the tumor microenvironment?” OTCQB: ENUM

ENUM past & present 2017: Unlocking full potential 11 Exclusive patent license SBIR Phase I award for technology development Tim3 , other antibodies discovered Differentiated, high affinity PD1 antibodies discovered Focused on securing partnerships to discover & develop novel therapeutics NCI SBIR Phase II contract Research collaboration Non - Exclusive License Company Incorporated December 2009 Company goes public July 2014 New management September 2016 • Goes public through reverse merger and listed on OTCQB • Raises $21.5 million in gross proceeds in private placement unit offering (common stock and warrants) with anti - dilution protection • Focus on collaborations • Q4 2016 Warrant Tender raised $3.4 million in gross proceeds and removed anti - dilution provisions OTCQB: ENUM Commercial adaptation & industrialization (2011 - ) Internal antibody discovery (2012 - ) Unlocking full potential (2017 - ) Technology deployed at MSKCC as part of NCI SBIR

New leadership with intense focus and deep experience Wael Fayad • Appointed Chairman, President and CEO in September 2016 • Performance based compensation package • > 20 years of executive and business experience in pharma • Broad network and deep rolodex filled with senior executives in life sciences • 14 years business development track record • Head of business development team at Forest Laboratories • Secured transactions and collaborations which ultimately supported the acquisition of the company for $28 Billion • Leadership roles at Novartis and Schering - Plough • History of committing to organizations to advance business goals • Track record of creating value working with science and R&D teams 12 OTCQB: ENUM

Strengthened management team 13 Wael Fayad Chairman, President and CEO Robert Schaub, Ph.D. Interim Head of Research and Development • 35 years scientific and executive leadership in pharma and biotech • Expert in translational drug discovery and development of small molecules and biologics • Author of 150 peer reviewed publications and 8 Patents • Track record of managing R&D teams and programs Kevin G. Sarney Vice President of Finance, Treasurer, and Chief Accounting Officer Matthew A. Ebert General Counsel OTCQB: ENUM

Experienced Board of Directors 14 Wael Fayad Chairman, President, and CEO Barry Buckland, Ph.D. Co - Founder; Director; Chairman, Scientific Advisory Board Robert J. Easton Director Allan Rothstein Director Paul J. Sekhri Director Robert L. Van Nostrand Director OTCQB: ENUM

Expert Scientific Advisory Board 15 Barry Buckland, Ph.D. Co - Founder; Director; Chairman, Scientific Advisory Board Giulio Draetta , M.D., Ph.D. Kai Wucherpfennig , M.D., Ph.D. OTCQB: ENUM

Near term plan for recovery and growth • Secure collaborations to drive value • Build high value pipeline with potential to generate high partner interest in pre - clinical • Secure funding to support plan execution • Position company for growth or for other strategic options 16 OTCQB: ENUM

Innovation and collaboration are cornerstone of our strategy 17 Solid foundation for future s uccess Discovery Development Development Candidate Collaboration Potential Across Value Chain • Use platform to build high value pipeline • Advance internal pipeline with improved capitalization • Explore transformative in - licensing opportunities Multiple paths to success OTCQB: ENUM

Significant value often recognized at pre-clinical stage

- Discovery and early stage biotechs can have high valuations
  - CytomX Therapeutics (CTMX): ~$405M market cap*
  - Regenxbio (RGNX): ~$504M market cap*

- Lucrative deals recently made at the pre-clinical stage
  - Pieris/Servier, January 2017**
    - 30 million euros upfront + downstream
  - Cerulean/Novartis, October 2016
    - $5 million upfront + downstream
  - Jounce/Celgene, July 2016
    - $225 million upfront + downstream
  - Zymeworks/GSK, April 2016
    - $36M upfront + downstream
  - Juno/AbVitro, January 2016
    - $78M + 1.2M shares of Juno
  - Xoma/Novartis, October 2015
    - $37.5M upfront + downstream

Successful Programs Against Desired Targets and Disease Areas Receive High Value

** Based on closing prices on 1/4/2017*

*** ENUM 388D4 PD-1 antibody which Pieris non-exclusively licensed from Enumeral is a component of the lead asset of the collaboration*

OTCQB: ENUM

ENUMERAL

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Enumeral antibody pipeline (partnering opportunities) 19 PD - 1 Antibody ENUM 244C8 PD - 1 Antibody ENUM 388D4 TIM - 3 Antibody CD39 Lead generation Screening Optimization / Differentiation Pre - Clinical IND Enabling IND Other targets Development Candidate Platform provides a dditional c ollaboration opportunities

Several near term milestones and catalysts • Deal flow – Exploring multiple options • Pre - clinical efficacy and safety data for lead PD - 1 product – Anticipated first quarter 2017 • In vitro and in vivo data with TIM - 3 program – Anticipated first quarter 2017 • Identify a new high value target to add to pipeline • Anticipated first quarter 2017 20 OTCQB: ENUM

Summing Up: What’s New • New Management • Wael Fayad appointed Chairman, President, and CEO • Robert Schaub joined as Interim Head of R&D • New Direction • Create value through partnerships and strategic collaborations (including transformative in - licensing deals) • Exploit full potential of technology platform • Focus on discovery of high value targets 21 Focused on value c reation with multiple p aths to success OTCQB: ENUM

Thank You Contact: Wael Fayad Chairman, President, and CEO 200 CambridgePark Drive Cambridge, MA 02140 wael@enumeral.com O: 617 - 500 - 1613

Appendix

Collaborators provide external recognition of differentiated approach • MERCK : December 2014 collaboration with a leading immuno - oncology pharmaceutical company – Focused on using Enumeral's platform to interrogate the tumor microenvironment in colorectal cancer tissues to identify functional cellular responses to therapies being developed by Merck – R&D funding and undisclosed milestone payments – Merck has exclusive rights to data related to its proprietary compounds – ENUM has achieved first milestone in the collaboration – Expanded scope of work to include non - small cell lung cancer • NCI: awarded Phase 2 contract in September 2014 for ~$1 million over two years – Automation of human tissue immuno - oncology profiling – Opens door to broader pipeline and potentially accelerated development – Collaboration with leading scientists: – Jedd Wolchok’s group at MSKCC − genetic basis for response to checkpoint inhibitors and novel immunotherapeutics – Doug Kwon’s group at MGH/Ragon Institute − pioneering techniques for single cell immune cell analysis in biopsy 24 OTCQB: ENUM

Collaboration with MD Anderson Cancer Center – January 2016 • Goal to Discover and Develop Novel Antibodies Against Specified Immunotherapy Targets – Utilizes Enumeral’s antibody discovery and patient - centric immune profiling platform – Leverages MD Anderson’s preclinical and development expertise and infrastructure – Enumeral and MD Anderson will jointly fund research and development activities – Will share net income from product sales or any payments associated with third party partnering – Collaboration has not yet formally launched • Impact on Potential Future Collaborations • Goal is for ENUM and MDACC to jointly out - license following clinical proof of concept with a partner continuing development 25 OTCQB: ENUM

License and Transfer Agreement with Pieris Pharmaceuticals – Spring 2016 • Non - exclusive license under specified Enumeral patent rights and know - how to research, develop and market fusion proteins that comprise a moiety derived from Enumeral’s 388D4 anti - PD - 1 antibody linked to one or more Pieris Anticalin ® proteins for use in the field of oncology. – In April and May 2016, Enumeral received upfront license fees in an aggregate amount of $1,000,000. – Potential for future development milestones of up to an aggregate of $37.8 million and net sales milestone payments of up to an aggregate of $67.5 million, each upon achievement of specified targets. – Potential for royalties in the low - to - lower middle single digits as a percentage of net sales, depending on the amount of net sales in applicable years. • Pieris has an option until May 31, 2017 to license specified Enumeral patent rights and know - how covering two additional undisclosed antibody programs on the same terms and conditions as for the 388D4 antibody. Pieris will pay Enumeral additional undisclosed license fees in the event that Pieris exercises one or both of these options. • Enumeral can continue to develop or partner the 388D4 PD - 1 program, as well as the other antibody programs subject to the option described above, provided that Enumeral has agreed not to conduct, or assist third parties in conducting, activities that involve an antibody licensed under the Pieris License and Transfer Agreement fused with or linked to one or more Anticalin proteins in the field of oncology. 26 OTCQB: ENUM